CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 relating to Southwestern Energy Company's 2013 Incentive Plan of our name and our audit letter report dated January 17, 2013 of the proved reserves of oil and gas, as of December 31, 2012, included in Southwestern Energy Company's Form 10-K for the year ended December 31, 2012.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:__/s/ DANNY D. SIMMONS___________________________________________________________________________________________________

Danny D. Simmons, P.E.

President and Chief Operating Officer

Houston, Texas

May 21, 2013